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File Number 0765-845-1
            ----------

95274971

                                STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE PEOPLES GAS LIGHT AND COKE COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 24TH day of APRIL A.D. 1995 and of the Independence of the United States the two hundred and 19TH.


(seal of the state of Illinois)                   /s/George H. Ryan
(Aug. 26th 1818)                                  Secretary of State

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                              ARTICLES OF AMENDMENT
Form BCA-10.3                                           File # 0765-845-1
(Rev. Jan. 1995)                                        ---------------------
                                                        SUBMIT IN DUPLICATE
                                                        This space for use by
George H. Ryan                    FILED                 Secretary of State
Secretary of State                APR 24 1995           Date  04-24-95
Department of Business Services   GEORGE H. RYAN              ---------
Springfield, IL 62756             SECRETARY OF STATE    Franchise Tax
Telephone (217) 782-1832                                Filing Fee* $25.00
                                                                    ------
                                                        Penalty
                                                        Approved:    MA
                                                                  --------

Remit payment in check or money order, payable to "Secretary of State."
* The filing fee for articles of amendment - $25.00

1.   CORPORATE NAME:  The Peoples Gas Light and Coke Company
                      --------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION OF AMENDMENT:
          The following amendment of the Articles of Incorporation was adopted on MARCH 22, 1995 in the manner indicated below. ("X" one box only)

     [  ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)
     [  ] By a majority of the board of directors, in accordance with Section
          10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)
     [  ] By a majority of the board of directors, in accordance with Section
          10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)
     [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)
     [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation.
          Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                   (Notes 4 & 5)
     [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)
3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
          Article I:  The name of the corporation is:

          -----------------------------------------------------------------
                                   (NEW NAME)

              All other changes other than name, include on page 2
                                     (over)
EXPEDITED
APR 24 1995
SECRETARY OF STATE
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     (b)  (If Amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)
                         (See attached pages)
4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

          No change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

          No change.

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

          No change.
                              Before Amendment    After Amendment
          Paid-in Capital     $_______________    $______________

   (Complete either item 6 or 7 below.  All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

          Dated April 20, 1995          The Peoples Gas Light and Coke Company
                --------    --          --------------------------------------
                                        (Exact Name of Corporation at date
                                        of execution)
          attested by                   by
                     ----------------     -----------------------
          /s/E. P. Cassidy              /s/Kenneth S. Balaskovits
          ----------------              -------------------------
          (Signature of Secretary)      (Signature of Vice President)
                                        Kenneth S. Balaskovits,
          Emmet P. Cassidy, Secretary   Vice President
          ---------------------------   ------------------------
          (Type or Print Name and       (Type or Print Name and Title)
          Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated        , 19
     --------    --

---------------------------------   --------------------------------------

---------------------------------   --------------------------------------

---------------------------------   --------------------------------------

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                                     Page 3
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The Charter is amended by adding the following paragraphs thereto:

No director of the corporation shall be liable to the corporation or to the shareholders of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this paragraph shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law,
(iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director of the corporation for any act or omission occurring before the date on which this paragraph becomes effective. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

The corporation shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

The board of directors may, by resolution, extend the provisions set forth herein regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The indemnification and advancement of expenses provided by or granted hereunder is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

The indemnification and advancement of expenses provided by or granted hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

The Board of Directors of the corporation shall consist of not less than three individuals. Subject to such limitation, the Board of Directors of the corporation shall consist of such number of directors as shall be set forth in the by-laws, which number may be increased or decreased by amendment to the by-laws from time to time. A director need not be a shareholder of the corporation unless the by-laws so prescribe or unless required by the laws of the State of Illinois or any other applicable laws.